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                                                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the: (a) Registration Statement (Form S-8 No 33-23490) pertaining to the Plexus Corp. Employee Stock Savings Plan, (b) Registration Statement (Form S-8 No. 33-28309), pertaining to the Plexus Corp. 1988 Stock Option Plan, (c) Registration Statement (Form S-8 No. 33-56932) pertaining to the Plexus Corp. 1988 Stock Option Plan, (d) Registration Statement (Form S-8 No. 33-89862) pertaining to the Plexus Corp. 1995 Directors Stock Option Plan, (e) Registration Statement (Form S-8 No. 33-89864) pertaining to the Plexus Corp. 1995 Executive Stock Option Plan, (f) Registration Statement (Form S-8 No. 333-06469) pertaining to the Plexus Corp. Employee Stock Savings Plan, and (g) Registration Statement (Form S-8 No. 333-76245) pertaining to the Plexus Corp. 1998 Stock Option Plan of our report dated August 14, 1998 with respect to the financial statements of SeaMED Corporation included in the Registration Statement on Form S-4 and incorporated by reference in this Current Report (Form 8-K) of Plexus Corp. dated July 23, 1999.

                                        /s/ Ernst & Young LLP


Seattle, Washington
July 30, 1999